Exhibit 23.1







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 28, 2000 accompanying the financial statements of 800 Travel Systems, Inc. that is included in the Company's Form 10-KSB for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of 800 Travel Systems, Inc. on Forms S-8 (File No. 333-68973, effective December 15, 1998 and File No. 333-78745, effective May 19, 1999).

/S/ GRANT THORNTON LLP



Tampa, Florida
February 28, 2000